Exhibit 99.1

JOE’S JEANS COMPLETES ACQUISITION OF HUDSON CLOTHING

Combination Creates Leading Premium Denim Company with Significant Growth Potential

Los Angeles, CA (October 2, 2013) — Joe’s Jeans Inc.  (NASDAQ: JOEZ) (“Joe’s Jeans”) announced it has completed the acquisition of Hudson Clothing Holdings, Inc., (“Hudson”), a leading global designer and marketer of women’s and men’s premium branded denim apparel.

“We are very pleased to have completed the acquisition of Hudson and we look forward to capitalizing on the numerous opportunities created by this partnership,” stated Marc Crossman, President and CEO of Joe’s Jeans. “The combination of our two organizations, which doubles the size of our business, significantly enhances our prospects for growth across wholesale, retail and e-commerce, both domestically and overseas.  The combination also provides operating and supply chain benefits that should drive meaningful cost savings in the future and underscores our positive outlook.”

Hudson’s CEO, Peter Kim, added, “We are excited about this merger. We could not have thought of a better partner to join with to help us achieve a shared strategic vision of being the leader in the premium denim market and impacting it in a significant way.”  Mr. Kim continued, “We are committed for the long haul and are eager to cross share our expertise.  We expect the combined company to be at the forefront of the industry.”

Many opportunities lie ahead as a result of this merger.  While it is of paramount importance to preserve the distinct and separate DNA of each brand, the combined company hopes to realize significant savings across all components of making a jean.  The magnitude of the combined company is expected to provide both brands with improved purchasing authority with current and future vendors.  Both brands are eager to seize these opportunities as they will jointly benefit not only from operational efficiencies, but also by sharing expertise in growth areas, such as men’s and kid’s apparel, e-commerce, international and retail.

The total purchase price for Hudson was $97.6 million. Transaction financing consisted of a $50 million revolving credit facility with CIT Trade Finance as agent and a $60 million senior term loan provided by affiliates of Garrison Investment Group as agent.  CIT Capital Markets acted as lead arranger for the transaction financing.  CIT Trade Finance will also provide factoring services to the combined companies.

Threadstone Advisors LLC served as financial advisor to Joe’s Jeans on the transaction and Akin, Gump Strauss Hauer & Feld LLP served as legal advisor. Lazard Middle Market LLC served as financial advisor to Hudson on the transaction and McDermott Will & Emery LLP served as legal advisor.  Triangle Capital LLC provided a Fairness Opinion to the Board of Directors of Joe’s Jeans.

About Joe’s Jeans Inc.

Joe’s Jeans is a casual, chic lifestyle brand offering a unique interpretation on classic, modernized wardrobe staples encompassing a versatile range of timeless styles from premium denim and luxe collection pieces to contemporary accessories and footwear. With over a decade in fashion, Joe’s® has remained true to their DNA throughout their expansion, embracing fashion innovation in the creation of a full faceted line for Men, Women and Kids. Joe’s® is available coast to coast in the USA and internationally throughout Europe, Asia, Canada, Latin America and the Middle East. Visit: joesjeans.com or facebook.com/joesjeans

Hudson, a wholly-owned subsidiary of Joe’s Jeans, is a leading global designer and marketer of women’s and men’s premium branded denim apparel.  Hudson’s products include a core denim line as well as non-denim tops and bottoms.  As a global fashion brand, Hudson continuously innovates within its product line, introducing new styles, washes, cuts, fabrics and colors, all designed under the premise of one superior fit.  Hudson’s products are available at department stores and selective boutique and specialty stores around the country, as well as premier retailers in over 30 countries around the world. Visit: hudsonjeans.com or facebook.com/HudsonJeans

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate,” “project,” “expect” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the parties’ ability to execute on the acquisition and combination of Hudson Clothing Holdings, Inc., or Hudson, including the impact of the acquisition on our stock price, the anticipated benefits of the acquisition on our financial results, business performance and product offerings, our ability to successfully integrate Hudson’s businesses and realize cost savings and any other synergies, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks associated with the financing arrangements entered into in connection with acquisition, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required, the risk that either or both companies will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the company’s financial performance; the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the company’s ability to respond to the business environment and fashion trends; continued acceptance of the Joe’s® and Hudson® brands in the marketplace; and other risks.  Joe’s Jeans discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Joe’s Jeans other filings, including current reports on Form 8-K, through the date of this release.  Joe’s Jeans urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and Joe’s Jeans undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

For Joe’s Jeans Inc.

Hamish Sandhu

323-837-3700 x 304

(Investor Relations)

Alejandra Dibos

323-837-3700

alejandra@joesjeans.com

(Press)